UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021

 Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (I.R.S. Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130 Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 15, 2019, Monaker Group, Inc. (the “Company”, “we”, “us”, and “Monaker”), entered into an Intellectual Property Purchase Agreement with IDS Inc. (“IDS” and the “IP Purchase Agreement”). Pursuant to the agreement, the Company purchased certain proprietary technology from IDS for the reservation and booking of air travel, hotel accommodations, car rentals, and ancillary products, services, and amenities, integration of the same with the providers of such products and services, associated functions, including website addresses, patents, trademarks, copyrights and trade secrets relating thereto, and all goodwill associated therewith (collectively, the “IP Assets”). In consideration for the purchase, we issued IDS 1,968,000 shares of restricted common stock (the “IDS Shares”) valued at $2.50 per share, or $4,920,000 in aggregate.

On April 27, 2020, the Company filed a verified complaint for injunctive relief against IDS and certain other defendants affiliated with IDS in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida. Pursuant to the complaint, the Company alleged causes of action against the defendants, including IDS, based on among other things, fraud, conspiracy to commit fraud, aiding and abetting fraud, rescission, and breach of contract, and sought a temporary and permanent injunction against the defendants, requiring such persons to return the IDS Shares to the Company and preventing such persons from selling or transferring any IDS Shares, seeking damages from the defendants, rescission of the IP Purchase Agreement, attorneys fees and other amounts. The defendants subsequently filed various counterclaims against us.

Effective on May 18, 2021, the Company, IDS, TD Asset Holdings, Inc. (“TD Asset”) and Ari Daniels, the principal of IDS, entered into an Amendment to Intellectual Property Purchase Agreement (the “IP Purchase Amendment”). Pursuant to the IP Purchase Agreement, the parties amended the IP Purchase Agreement, with the Company agreeing to make a payment to IDS in the amount of $2,850,000 (the “Payment”), payable at the rate of an initial payment of $500,000, and twelve monthly payments of approximately $195,833 (collectively, the “Required Payments”), with such monthly payments beginning 30 days after the initial payment, which is due seven days after the date of the IP Purchase Amendment. Such monthly payments may be pre-paid at any time without penalty. At Monaker’s option, any portion of the amount due may be paid to IDS by a party separate from the Company (either a related party of Monaker or a third-party) (a “Paying Party”), for the benefit of Monaker, which shall be treated for all purposes as a payment by Monaker. As consideration for such Paying Party making such payment on behalf of Monaker, IDS agreed to transfer the Paying Party a number of the IDS Shares equal to the amount of the cash payment(s) made by a Paying Party multiplied by 0.6888 as to the first $500,000 payment, and 0.691 as to the monthly payments (as applicable, the “Applicable Portion” of the IDS Shares).

In the event the Company fails to make any payment timely, and the Company does not cure such default within seven days of written notice of default being provided by IDS, IDS is entitled to entry of a default judgment against the Company in the amount of the differential, if any, between the realized value of the IDS Shares upon the future sale thereof in the open market by IDS, and the unpaid amount of any payment due. In the event of any such default, IDS will be entitled to attorneys’ fees incurred to obtain said judgment.

Upon each payment of amounts due to IDS pursuant to the terms of the IP Agreement Amendment as discussed above by Monaker (instead of a Paying Party), IDS agreed to transfer the portion of the IDS Shares equal to the Applicable Portion, to the Company.

Until such time as the IDS Shares are no longer held by IDS, IDS agreed not to transfer or encumber any of such shares, except pursuant to the terms of the IP Purchase Amendment.

IDS also agreed to transfer certain unbranded travel videos back to the Company which were previously purchased by IDS from Monaker, pursuant to the IP Purchase Agreement.

A further requirement of the IP Purchase Amendment was that IDS enter into a Shareholder Voting Representation Agreement with William Kerby, our Chief Executive Officer and director (the “Shareholder Voting Agreement”), which was entered into effective on May 18, 2021. Pursuant to the Shareholder Voting Agreement, IDS provided Mr. Kerby the right to, and an irrevocable proxy to, vote all of the IDS Shares held by IDS at any meeting of stockholders of the Company and/or via any written consent of stockholders of the Company. The Shareholder Voting Agreement remains in place until the earlier of the fifth anniversary of the Shareholder Voting Agreement; the disposition of the IDS Shares pursuant to the IP Purchase Amendment; a change of control of Monaker resulting in persons prior to such transaction obtaining more than 50% voting control of the Company following such transaction; the sale of all or substantially all of the assets of the Company; or termination of the agreement by Mr. Kerby. Mr. Kerby may also assign his rights under the agreement to another party and/or the Company may assign Mr. Kerby’s rights under the agreement if Mr. Kerby is unable to make such assignment due to his death or disability. Mr. Kerby was provided the voting rights as the shareholder representative of, and for the benefit of, the Company.

Also effective on May 18, 2021, the Company, IDS, TD Asset and Ari Daniels, entered into a Confidential Settlement Agreement and Mutual Release, whereby (a) we provided a general release to IDS, TD Asset and Mr. Daniels, and (b) IDS, TD Asset and Mr. Daniel provided a general release to us; the parties agreed to file a Joint Notice of Voluntary Dismissal to dismiss the pending lawsuit discussed above; and the parties agreed that a prior Web Based Booking Engine Development Agreement dated October 24, 2017, was terminated.

The description of the IP Purchase Amendment and Shareholder Voting Agreement above is qualified in its entirety by the full text of the IP Purchase Amendment and Shareholder Voting Agreement, copies of which are filed herewith as Exhibits 2.2 and 10.1, and are incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

To the extent required by Item 1.02, the description of the IP Purchase Amendment, and the termination of the Web Based Booking Engine Development Agreement, is incorporated by reference in this Item 1.02, in its entirety.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the description of the IP Purchase Amendment, and the Required Payments, is incorporated by reference in this Item 2.03, in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Intellectual Property Purchase Agreement by and between Monaker Group, Inc., as Buyer and IDS Inc., as Seller, dated August 15, 2019 (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 22, 2019 and incorporated herein by reference)(File No. 001-38402)
2.2*	Amendment to Intellectual Property Purchase Agreement by and between Monaker Group, Inc., IDS, Inc. a/k/a IDS International Inc. a/k/a Internet Distribution Systems a/k/a International Distribution Systems, TD Asset Holdings, LLC, and Ari Daniels, dated effective May 18, 2021
10.1*	Shareholder Voting Representation Agreement by and among Monaker Group Inc., IDS, Inc. a/k/a IDS International Inc. a/k/a Internet Distribution Systems a/k/a International Distribution Systems, and Bill Kerby, dated effective May 18, 2021

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: May 21, 2021	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer